AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

THIS AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT, is hereby made as of May 27, 2024, between The MainStay Funds and MainStay Funds Trust (each a “Trust” and collectively, the “Trusts”), on behalf of each series of the Trusts as set forth on Schedule A (each a “Fund” and collectively, “Funds”), and New York Life Investment Management LLC (the “Manager”) (“Agreement”).

WHEREAS, the Manager has been appointed the manager of each of the Funds pursuant to an Agreement between each Trust, on behalf of the Funds, and the Manager; and

WHEREAS, each Trust and the Manager desire to enter into the arrangements described herein relating to certain expenses of the Funds;

NOW, THEREFORE, each Trust and the Manager hereby agree as follows:

1. The Manager hereby agrees to waive fees and/or reimburse Fund expenses (excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments, and acquired (underlying) fund fees and expenses), to the extent necessary to maintain Total Annual Operating Expenses specified for the class of shares of each Fund listed on Schedule A through February 28, 2025, except as provided below.

2. The waivers and/or reimbursements described in Section 1 above are not subject to recoupment by the Manager.

3. The Manager understand and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Trusts on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

4. This agreement shall renew automatically for one-year terms unless the Manager provides written notice of termination prior to the start of the next term or upon approval of the Board of Trustees of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MAINSTAY FUNDS TRUST

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

THE MAINSTAY FUNDS

By: /s/ Jack R. Benintende

Name: Jack R. Benintende

Title: Treasurer and Principal Financial and Accounting Officer

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By: /s/ Kirk C. Lehneis

Name: Kirk C. Lehneis

Title: Senior Managing Director

SCHEDULE A

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)

ALL FUNDS

(except MainStay CBRE Global Infrastructure Fund, MainStay CBRE Real Estate Fund, MainStay Epoch Global Equity Yield Fund, MainStay Fiera SMID Growth Fund, MainStay MacKay Short Term Municipal Fund, MainStay MacKay U.S. Infrastructure Bond Fund, MainStay PineStone Global Equity Fund, MainStay PineStone International Equity Fund and MainStay PineStone U.S. Equity Fund) CLASS R6 SHARES

New York Life Investments has contractually agreed to waive fees and/or reimburse expenses so that Total Annual Fund Operating Expenses (excluding taxes, interest, litigation, extraordinary expenses, brokerage and other transaction expenses relating to the purchase or sale of portfolio investments, and acquired (underlying) fund fees and expenses) of Class R6 do not exceed those of Class I.

MainStay Candriam Emerging Markets Equity Fund

Class A: 1.50%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: 1.01%

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay Candriam Emerging Markets Debt Fund

Class A: 1.15%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: 0.85%

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay CBRE Global Infrastructure Fund	Expense Limitation until August 31, 2024 Class A: 1.33% Class C: 2.08% Investor Class: 1.45% Class I: 0.97% Class R6: 0.95%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
MainStay CBRE Real Estate Fund	Expense Limitation until August 31, 2024 Class A: 1.18% Class C: 1.93% Investor Class: 1.35% Class I: 0.83% Class R6: 0.74%
MainStay Conservative Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
MainStay Conservative ETF Allocation Fund	Expense Limitation until August 31, 2024 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%
MainStay Epoch Capital Growth Fund	Class A: 1.15% Class I: 0.90%
MainStay Epoch Global Equity Yield Fund	Class A: 1.09% Class C: 1.84% Class I: 0.84% Class R6: 0.74%
MainStay Epoch International Choice Fund	Class I: 0.95%
MainStay Epoch U.S. Equity Yield Fund	Class I: 0.73%
MainStay Equity Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
MainStay Equity ETF Allocation Fund	Expense Limitation until August 31, 2024 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
MainStay Fiera SMID Growth Fund	Expense Limitation until February 28, 2026 Class A: 1.15% Class C: 2.05% Class I: 0.85% Class R6: 0.84%
MainStay Floating Rate Fund

Class A: 1.05%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

SIMPLE Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay Growth Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
MainStay Growth ETF Allocation Fund	Expense Limitation until August 31, 2024 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%
MainStay MacKay Arizona Muni Fund	Expense Limitation until February 28, 2027 Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.74%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
MainStay MacKay California Tax Free Opportunities Fund

Class A: 0.75%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class C2: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay MacKay Colorado Muni Fund	Expense Limitation until February 28, 2027 Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.785%
MainStay MacKay Convertible Fund	Class I: 0.61%
MainStay MacKay High Yield Municipal Bond Fund

Class A: 0.875%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay MacKay New York Tax Free Opportunities Fund

Class A: 0.75%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class C2: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
MainStay MacKay Oregon Muni Fund	Expense Limitation until February 28, 2027 Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.71%
MainStay MacKay Short Duration High Income Fund	Class A: 1.02% Class C: 1.88% Class I: 0.78% Investor Class: 1.13%
MainStay MacKay Short Term Municipal Fund	Class A: 0.70% Class A2: 0.70% Class I: 0.40% Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.
MainStay MacKay Strategic Bond Fund	Class I: 0.70%
MainStay MacKay Strategic Municipal Allocation Fund

Expense Limitation until February 28, 2027

Class A: 0.77%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class C2: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class R6: 0.50%

Class Z: 0.79%

MainStay MacKay Total Return Bond Fund

Class A: 0.88%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: 0.45%

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

SIMPLE Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
MainStay MacKay Utah Muni Fund	Expense Limitation until February 28, 2027 Class A: 0.80% Class C: 1.10% Class I: 0.55% Class Z: 0.90%
MainStay MacKay U.S. Infrastructure Bond Fund

Class A: 0.85%

Class C: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Class R6: 0.53%

MainStay Moderate Allocation Fund	Class A: 0.50% Class B: 1.30% Class C: 1.30% Class I: 0.25% Investor Class: 0.55% SIMPLE Class: 0.80%
MainStay Moderate ETF Allocation Fund	Expense Limitation until August 31, 2024 Class A: 0.80% Class C: 1.55% Class I: 0.55% Class R3: 1.15% SIMPLE Class: 1.05%
MainStay Money Market Fund	Class A: 0.70% Class B: 0.80% Class C: 0.80% Investor Class: 0.80% SIMPLE Class: 0.80%
MainStay PineStone Global Equity Fund	Expense Limitation until February 28, 2026 Class A: 1.10% Class C: 2.00% Class I: 0.85% Class R6: 0.84% Class P: 0.85%

FUND	Total Annual Operating Expense Limit (as a percent of average daily net assets)
MainStay PineStone International Equity Fund	Expense Limitation until February 28, 2028 Class A: 1.20% Class C: 2.29% Class I: 0.85% Investor Class: 1.54% Class R6: 0.80% Class P: 0.85%
MainStay PineStone U.S. Equity Fund	Expense Limitation until February 28, 2026 Class A: 0.99% Class C: 1.89% Class I: 0.74% Class R6: 0.73% Class P: 0.74%
MainStay Short Term Bond Fund	Class A: 0.82% Class I: 0.40% Investor Class: 0.92% SIMPLE Class: 1.17%
MainStay S&P 500 Index Fund

Class A: 0.60%

Class I: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

Investor Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

SIMPLE Class: The Manager will apply an equivalent waiver or reimbursement, in an equal number of basis points waived for Class A Shares.

MainStay Winslow Large Cap Growth Fund	Class I: 0.88%
MainStay WMC Growth Fund	Class I: 0.75%
MainStay WMC International Research Equity Fund	Class A: 1.18% Class I: 0.86%
MainStay WMC Value Fund	Class I: 0.70%